 Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer & Treasurer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS

Full Year Income Before Income Taxes Increased 24% Year-Over-Year

44% Year-Over-Year Quarterly Growth in Consolidated Contracts

Total Consolidated Lots Controlled Increased 32% Year-Over-Year

47% Year-Over-Year Growth in Annual Land and Land Development Spend

MATAWAN, NJ, December 5, 2024 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2024.

RESULTS FOR THE THREE-MONTHS AND FULL YEAR ENDED OCTOBER 31, 2024:

  Total revenues, adjusted homebuilding gross margin and total SG&A as a percentage of total revenues for the full year ended October 31, 2024, were within our guidance range. Adjusted EBITDA, adjusted income before income taxes and diluted earnings per share for the full year ended October 31, 2024, exceeded the high end of our guidance, despite income from unconsolidated joint ventures being slightly below the low end of our guidance.
  Total revenues increased 10.4% to $979.6 million in the fourth quarter of fiscal 2024, compared with $887.0 million in the same quarter of the prior year. For the year ended October 31, 2024, total revenues increased 9.0% to $3.00 billion compared with $2.76 billion in fiscal 2023.
  Sale of homes revenues increased 11.8% to $927.5 million (1,747 homes) in the fiscal 2024 fourth quarter compared with $829.7 million (1,517 homes) in the previous year’s fourth quarter. During the year ended October 31, 2024, sale of homes revenues increased 9.3% to $2.88 billion (5,348 homes) compared with $2.63 billion (4,878 homes) in the previous fiscal year.
  Domestic unconsolidated joint ventures(1) sale of homes revenues for the fourth quarter of fiscal 2024 was $141.7 million (235 homes) compared with $144.0 million (196 homes) for the three months ended October 31, 2023. For fiscal 2024, domestic unconsolidated joint ventures sale of homes revenues increased 24.6% to $528.6 million (803 homes) compared with $424.3 million (595 homes) in the year ended October 31, 2023.
  Sale of homes revenues, including domestic unconsolidated joint ventures, increased 9.8% to $1.07 billion (1,982 homes) in the fourth quarter of fiscal 2024 compared with $973.7 million (1,713 homes) during the fourth quarter of fiscal 2023. During the year ended October 31, 2024, sale of homes revenues, including domestic unconsolidated joint ventures, increased 11.4% to $3.40 billion (6,151 homes) compared with $3.05 billion (5,473 homes) during fiscal 2023.
1

  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.0% for the three months ended October 31, 2024, compared with 21.4% during the fourth quarter a year ago. In fiscal 2024, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.7% compared with 19.6% in the prior fiscal year.
  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 21.7% during the fiscal 2024 fourth quarter compared with 24.5% in last year’s fourth quarter. For the year ended October 31, 2024, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was at the midpoint of the guidance range provided at 22.0% compared with 22.7% in the previous fiscal year.
  Total SG&A was $87.7 million, or 9.0% of total revenues, in the fourth quarter of fiscal 2024 compared with $80.8 million, or 9.1% of total revenues, in the fourth quarter of fiscal 2023. Total SG&A was $342.2 million, or 11.4% of total revenues, in fiscal 2024 compared with $304.8 million, or 11.1% of total revenues, in the previous fiscal year.
  Total interest expense as a percent of total revenues was 3.2% for the fourth quarter of fiscal 2024 compared with 4.1% for the fourth quarter of fiscal 2023. For the year ended October 31, 2024, total interest expense as a percent of total revenues was 4.0% compared with 4.9% in the previous fiscal year.
  Income before income taxes for the fourth quarter of fiscal 2024 was $117.9 million compared with $121.4 million in the fourth quarter of the prior fiscal year. For fiscal 2024, income before income taxes increased 23.9% to $317.1 million compared with $256.0 million during the prior fiscal year.
  Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net was $125.8 million in the fourth quarter of fiscal 2024 compared with income before these items of $143.6 million in the fourth quarter of fiscal 2023. For fiscal 2024, income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net increased 15.6% to $327.3 million compared with income before these items of $283.1 million in fiscal 2023.
  Net income was $94.3 million, or $12.79 per diluted common share, for the three months ended October 31, 2024, compared with net income of $97.3 million, or $13.05 per diluted common share, in the same period of the previous fiscal year. For fiscal 2024, net income was $242.0 million, or $31.79 per diluted common share, compared with net income of $205.9 million, or $26.88 per diluted common share, during fiscal 2023.
  EBITDA was $151.0 million for the fourth quarter of fiscal 2024 compared with $159.1 million for the fourth quarter of the prior year. For fiscal 2024, EBITDA increased 11.4% to $445.4 million compared with $399.7 million in the prior year.
  Consolidated contracts in the fourth quarter of fiscal 2024 increased 44.5% to 1,355 homes ($705.6 million) compared with 938 homes ($564.1 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended October 31, 2024, increased 47.5% to 1,571 homes ($845.7 million) compared with 1,065 homes ($648.4 million) in the fourth quarter of fiscal 2023.
  As of October 31, 2024, consolidated community count increased 15.0% to 130 communities, compared with 113 communities as of October 31, 2023. Community count, including domestic unconsolidated joint ventures, increased 14.0% to 147 as of October 31, 2024, compared with 129 communities at October 31, 2023.
2

  Consolidated contracts per community increased 25.3% year over year to 10.4 in the fourth quarter of fiscal 2024, compared with 8.3 contracts per community for the fourth quarter of fiscal 2023. This is significantly higher than our quarterly average since 1997 of 8.8 contracts per community. Contracts per community, including domestic unconsolidated joint ventures, increased 28.9% to 10.7 in the three months ended October 31, 2024, compared with 8.3 contracts per community in the same quarter one year ago.
  The dollar value of consolidated contract backlog, as of October 31, 2024, decreased 11.7% to $936.8 million compared with $1.06 billion as of October 31, 2023. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of October 31, 2024, decreased 6.2% to $1.23 billion compared with $1.32 billion as of October 31, 2023.
  The gross contract cancellation rate for consolidated contracts was 18% for the fourth quarter ended October 31, 2024 compared with 25% in the fiscal 2023 fourth quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 18% for the fourth quarter of fiscal 2024 compared with 24% in the fourth quarter of the prior year.
  For the trailing twelve-month period our return on equity (ROE) was 34.6% and adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 30.7%. We believe that for the most recently reported trailing twelve-month periods, we had the second highest ROE and the third highest EBIT ROI compared to 14 of our publicly traded peers.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF OCTOBER 31, 2024:

  During the fourth quarter of fiscal 2024, land and land development spending increased 45.0% to $318.4 million compared with $219.6 million in the same quarter one year ago. For fiscal 2024, land and land development spending increased 46.5% to $995.4 million compared with $679.3 million one year ago. This is the highest amount of quarterly and annual land and land development spend since we started reporting it in fiscal 2010.
  Total liquidity as of October 31, 2024, was $338.2 million, well above our targeted liquidity range of $170 million to $245 million.
  In the fourth quarter of fiscal 2024, approximately 5,500 lots were put under option or acquired in 56 consolidated communities.
  As of October 31, 2024, our total controlled consolidated lots were 41,891, an increase of 32.0% compared with 31,726 lots at the end of the previous year. The total controlled consolidated lots also increased sequentially from 39,516 lots as of July 31, 2024. Based on trailing twelve-month deliveries, the current position equaled a 7.8 years’ supply.
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FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the first quarter of fiscal 2025. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $176.04 on October 31, 2024.

For the first quarter of fiscal 2025, total revenues are expected to be between $650 million and $750 million, adjusted homebuilding gross margin is expected to be between 17.5% and 18.5%, adjusted income before income taxes is expected to be between $25 million and $35 million and adjusted EBITDA is expected to be between $55 million and $65 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are pleased that our total full year contracts of 6,007 homes and deliveries of 6,151 homes increased by 16% and 12% respectively year over year, which resulted in better-than-expected adjusted income before income taxes and adjusted EBITDA,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “The 48% increase in total quarter contracts followed by the 55% increase in November demonstrates that consumer demand remains strong despite high mortgage rates and geopolitical and economic uncertainty, which persisted throughout this period. We adjusted our balance of pace versus price during the quarter. To spur consumers to action and to help them qualify for mortgages, we offered additional incentives, particularly in the West. Although these contracts are at lower margins, this is a conscious effort and we are very pleased with the tradeoff of pace for margin given our focus on inventory turns, EBIT ROI and quick move in homes.”

“After several years of focusing on debt reduction, we shifted our focus in fiscal 2024 to a strategy with growth as the focal point. As evidence of our commitment to growth, during fiscal 2024, our land and land development spend increased 47% year over year, lot count grew 32% year over year and community count increased 14% year over year. The housing market continues to be driven by positive fundamentals. Given the growth in our lot count, community count and land and land development spend, we think we are well positioned to drive delivery growth in excess of 10% on an annual basis over the next few years and to continue to deliver top-tier industry returns to our shareholders,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2024 fourth quarter and full year financial results conference call at 11:00 a.m. E.T. on Thursday, December 5, 2024. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

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ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBITDA”) and the ratio of Adjusted EBITDA to interest incurred are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Adjusted earnings before interest and income taxes return on investment (“Adjusted EBIT ROI”) is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. A reconciliation for historical periods of Adjusted EBIT ROI to consolidated EBIT is presented in a table attached to this earnings release.

Total liquidity is comprised of $210.0 million of cash and cash equivalents, $3.2 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of October 31, 2024.

5

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2024 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

6

Hovnanian Enterprises, Inc.
October 31, 2024
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Year Ended
	October 31,		October 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Total revenues	$979,638	$887,032	$3,004,918	$2,756,016
Costs and expenses (1)	877,221	766,276	2,741,462	2,517,587
(Loss) gain on extinguishment of debt, net	-	(21,556)	1,371	(25,638)
Income from unconsolidated joint ventures	15,448	22,191	52,262	43,160
Income before income taxes	117,865	121,391	317,089	255,951
Income tax provision	23,516	24,126	75,081	50,060
Net income	94,349	97,265	242,008	205,891
Less: preferred stock dividends	2,668	2,668	10,675	10,675
Net income available to common stockholders	$91,681	$94,597	$231,333	$195,216

Per share data:
Basic:
Net income per common share	$13.84	$13.98	$34.40	$28.76
Weighted average number of common shares outstanding	6,487	6,317	6,479	6,230
Assuming dilution:
Net income per common share	$12.79	$13.05	$31.79	$26.88
Weighted average number of common shares outstanding	7,017	6,764	7,007	6,666

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
October 31, 2024
Reconciliation of income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Income before income taxes	$117,865	$121,391	$317,089	$255,951
Inventory impairments and land option write-offs	7,918	614	11,556	1,536
Loss (gain) on extinguishment of debt, net	-	21,556	(1,371)	25,638
Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net (1)	$125,783	$143,561	$327,274	$283,125

(1) Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
October 31, 2024
Gross margin
(In thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Sale of homes	$927,499	$829,733	$2,875,488	$2,630,457
Cost of sales, excluding interest expense and land charges (1)	726,491	626,424	2,241,749	2,032,136
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	201,008	203,309	633,739	598,321
Cost of sales interest expense, excluding land sales interest expense	25,925	25,101	87,717	79,894
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	175,083	178,208	546,022	518,427
Land charges	7,918	614	8,903	1,536
Homebuilding gross margin	$167,165	$177,594	$537,119	$516,891

Homebuilding gross margin percentage	18.0%	21.4%	18.7%	19.6%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	21.7%	24.5%	22.0%	22.7%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	18.9%	21.5%	19.0%	19.7%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Land and lot sales	$26,974	$32,175	$42,757	$48,217
Cost of sales, excluding interest (1)	8,846	10,724	21,635	20,664
Land and lot sales gross margin, excluding interest and land charges	18,128	21,451	21,122	27,553
Land and lot sales interest expense	125	-	2,090	926
Land and lot sales gross margin, including interest	$18,003	$21,451	$19,032	$26,627

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
October 31, 2024
Reconciliation of adjusted EBITDA to net income
(In thousands)
	Three Months Ended		Year Ended
	October 31,		October 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income	$94,349	$97,265	$242,008	$205,891
Income tax provision	23,516	24,126	75,081	50,060
Interest expense	31,120	36,087	120,559	134,902
EBIT (1)	148,985	157,478	437,648	390,853
Depreciation and amortization	2,051	1,575	7,730	8,798
EBITDA (2)	151,036	159,053	445,378	399,651
Inventory impairments and land option write-offs	7,918	614	11,556	1,536
Loss (gain) on extinguishment of debt, net	-	21,556	(1,371)	25,638
Adjusted EBITDA (3)	$158,954	$181,223	$455,563	$426,825

Interest incurred	$34,199	$32,873	$128,777	$136,535

Adjusted EBITDA to interest incurred	4.65	5.51	3.54	3.13

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
October 31, 2024
Interest incurred, expensed and capitalized
(In thousands)
Three Months Ended			Year Ended
October 31,			October 31,
2024		2023	2024	2023
(Unaudited)			(Unaudited)
Interest capitalized at beginning of period	$54,592	$55,274	$52,060	$59,600
Plus: interest incurred	34,199	32,873	128,777	136,535
Less: interest expensed	(31,120)	(36,087)	(120,559)	(134,902)
Less: interest contributed to unconsolidated joint ventures (1)	-	-	(5,468)	(9,456)
Plus: interest acquired from unconsolidated joint ventures (2)	-	-	2,861	283
Interest capitalized at end of period (3)	$57,671	$52,060	$57,671	$52,060

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the year ended October 31, 2024 and 2023, respectively. There was no impact to the Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets purchased from joint ventures the company closed out during the year ended October 31, 2024 and 2023, respectively. There was no impact to the Consolidated Statement of Operations as a result of these transactions.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
October 31, 2024
Calculation of Consolidated Adjusted EBIT ROI
						TTM
		For the quarter ended				ended
(Dollars in thousands)		1/31/2024	4/30/2024	7/31/2024	10/31/2024	10/31/2024
Consolidated EBIT		$62,912	$99,904	$125,847	$148,985	$437,648
Impairments and walk away		$302	$237	$3,099	$7,918	$11,556
Gain on extinguishment of debt		$(1,371)	-	-	-	$(1,371)
Adjusted EBIT		$61,843	$100,141	$128,946	$156,903	$447,833
	As of
	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024
Total inventories	$1,349,186	$1,463,558	$1,417,058	$1,650,470	$1,644,804
Less liabilities from inventory not owned, net of debt issuance costs	124,254	114,658	86,618	135,559	140,298
Less capitalized interest	52,060	53,672	52,222	54,592	47,888
Plus Investments in and advances to unconsolidated joint ventures	97,886	110,592	150,674	126,318	142,910	Five Quarter Average
Inventories less consolidated inventory not owned and capitalized interest plus liabilities from inventory not owned	$1,270,758	$1,405,820	$1,428,892	$1,586,637	$1,599,528	$1,458,327
Consolidated Adjusted EBIT ROI						30.7%

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	October 31,	October 31,
	2024	2023

ASSETS
Homebuilding:
Cash and cash equivalents	$209,976	$434,119
Restricted cash and cash equivalents	7,875	8,431
Inventories:
Sold and unsold homes and lots under development	1,195,318	998,841
Land and land options held for future development or sale	238,499	125,587
Consolidated inventory not owned	210,987	224,758
Total inventories	1,644,804	1,349,186
Investments in and advances to unconsolidated joint ventures	142,910	97,886
Receivables, deposits and notes, net	29,400	27,982
Property and equipment, net	43,431	33,946
Prepaid expenses and other assets	82,525	69,886
Total homebuilding	2,160,921	2,021,436

Financial services	203,589	168,671

Deferred tax assets, net	241,064	302,833
Total assets	$2,605,574	$2,492,940

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$90,675	$91,539
Accounts payable and other liabilities	433,273	415,480
Customers’ deposits	41,639	51,419
Liabilities from inventory not owned, net of debt issuance costs	140,298	124,254
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	896,218	1,051,491
Accrued interest	14,508	26,926
Total homebuilding	1,616,611	1,761,109

Financial services	183,135	148,181

Income taxes payable	5,479	1,861
Total liabilities	1,805,225	1,911,151

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2024 and October 31, 2023	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,415,794 shares at October 31, 2024 and 6,247,308 shares at October 31, 2023	64	62
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 757,023 shares at October 31, 2024 and 776,750 shares at October 31, 2023	8	8
Paid in capital - common stock	749,752	735,946
Retained earnings (Accumulated deficit)	74,136	(157,197)
Treasury stock - at cost – 1,090,179 shares of Class A common stock at October 31, 2024 and 901,379 shares at October 31, 2023; 27,669 shares of Class B common stock at October 31, 2024 and October 31, 2023	(158,910)	(132,382)
Total Hovnanian Enterprises, Inc. stockholders’ equity	800,349	581,736
Noncontrolling interest in consolidated joint ventures	-	53
Total equity	800,349	581,789
Total liabilities and equity	$2,605,574	$2,492,940

11

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2024	2023	2024	2023

Revenues:
Homebuilding:
Sale of homes	$927,499	$829,733	$2,875,488	$2,630,457
Land sales and other revenues	29,398	38,227	55,366	65,471
Total homebuilding	956,897	867,960	2,930,854	2,695,928
Financial services	22,741	19,072	74,064	60,088
Total revenues	979,638	887,032	3,004,918	2,756,016

Expenses:
Homebuilding:
Cost of sales, excluding interest	735,337	637,148	2,263,384	2,052,800
Cost of sales interest	26,050	25,101	89,807	80,820
Inventory impairment loss and land option write-offs	7,918	614	11,556	1,536
Total cost of sales	769,305	662,863	2,364,747	2,135,156
Selling, general and administrative	56,071	55,488	202,486	201,578
Total homebuilding expenses	825,376	718,351	2,567,233	2,336,734

Financial services	14,084	11,173	49,940	40,723
Corporate general and administrative	31,610	25,262	139,740	103,196
Other interest	5,070	10,986	30,752	54,082
Other expenses (income), net (1)	1,081	504	(46,203)	(17,148)
Total expenses	877,221	766,276	2,741,462	2,517,587
(Loss) gain on extinguishment of debt, net	-	(21,556)	1,371	(25,638)
Income from unconsolidated joint ventures	15,448	22,191	52,262	43,160
Income before income taxes	117,865	121,391	317,089	255,951
State and federal income tax (benefit) provision:
State	(2,482)	445	10,851	3,239
Federal	25,998	23,681	64,230	46,821
Total income taxes	23,516	24,126	75,081	50,060
Net income	94,349	97,265	242,008	205,891
Less: preferred stock dividends	2,668	2,668	10,675	10,675
Net income available to common stockholders	$91,681	$94,597	$231,333	$195,216

Per share data:
Basic:
Net income per common share	$13.84	$13.98	$34.40	$28.76
Weighted-average number of common shares outstanding	6,487	6,317	6,479	6,230
Assuming dilution:
Net income per common share	$12.79	$13.05	$31.79	$26.88
Weighted-average number of common shares outstanding	7,017	6,764	7,007	6,666

(1) Includes gain on consolidation of a joint venture of $45.7 million and $19.1 million for the year ended October 31, 2024 and 2023, respectively

12

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast
(DE, MD, NJ, OH, PA, VA, WV)	Home	463	355	30.4%	579	532	8.8%	782	617	26.7%
	Dollars	$279,076	$251,558	10.9%	$365,115	$309,935	17.8%	$531,481	$420,100	26.5%
	Avg. Price	$602,756	$708,614	(14.9)%	$630,596	$582,585	8.2%	$679,643	$680,875	(0.2)%
Southeast
(FL, GA, SC)	Home	129	136	(5.1)%	206	231	(10.8)%	239	615	(61.1)%
	Dollars	$72,709	$75,170	(3.3)%	$98,003	$123,942	(20.9)%	$121,974	$304,251	(59.9)%
	Avg. Price	$563,636	$552,721	2.0%	$475,743	$536,545	(11.3)%	$510,351	$494,717	3.2%
West
(AZ, CA, TX)	Home	763	447	70.7%	962	754	27.6%	628	592	6.1%
	Dollars	$353,779	$237,361	49.0%	$464,381	$395,856	17.3%	$283,377	$336,263	(15.7)%
	Avg. Price	$463,668	$531,009	(12.7)%	$482,725	$525,008	(8.1)%	$451,237	$568,012	(20.6)%
Consolidated Total
	Home	1,355	938	44.5%	1,747	1,517	15.2%	1,649	1,824	(9.6)%
	Dollars	$705,564	$564,089	25.1%	$927,499	$829,733	11.8%	$936,832	$1,060,614	(11.7)%
	Avg. Price	$520,711	$601,374	(13.4)%	$530,910	$546,956	(2.9)%	$568,121	$581,477	(2.3)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	216	127	70.1%	235	196	19.9%	403	372	8.3%
	Dollars	$140,090	$84,273	66.2%	$141,698	$144,004	(1.6)%	$297,902	$255,639	16.5%
	Avg. Price	$648,565	$663,567	(2.3)%	$602,970	$734,714	(17.9)%	$739,211	$687,202	7.6%
Grand Total
	Home	1,571	1,065	47.5%	1,982	1,713	15.7%	2,052	2,196	(6.6)%
	Dollars	$845,654	$648,362	30.4%	$1,069,197	$973,737	9.8%	$1,234,734	$1,316,253	(6.2)%
	Avg. Price	$538,290	$608,791	(11.6)%	$539,454	$568,440	(5.1)%	$601,722	$599,387	0.4%

KSA JV Only
	Home	68	1	6,700.0%	3	2,176	(99.9)%	276	50	452.0%
	Dollars	$17,341	$147	11,696.6%	$429	$341,318	(99.9)%	$64,360	$8,124	692.2%
	Avg. Price	$255,015	$147,000	73.5%	$143,000	$156,856	(8.8)%	$233,188	$162,480	43.5%

Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

13

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3) (4)
(DE, MD, NJ, OH, PA, VA, WV)	Home	1,809	1,445	25.2%	1,646	1,618	1.7%	782	617	26.7%
	Dollars	$1,114,885	$937,153	19.0%	$1,007,596	$933,156	8.0%	$531,481	$420,100	26.5%
	Avg. Price	$616,299	$648,549	(5.0)%	$612,148	$576,734	6.1%	$679,643	$680,875	(0.2)%
Southeast (4)
(FL, GA, SC)	Home	517	948	(45.5)%	878	776	13.1%	239	615	(61.1)%
	Dollars	$279,431	$445,970	(37.3)%	$447,804	$419,656	6.7%	$121,974	$304,251	(59.9)%
	Avg. Price	$540,485	$470,432	14.9%	$510,027	$540,794	(5.7)%	$510,351	$494,717	3.2%
West (4)
(AZ, CA, TX)	Home	2,860	2,254	26.9%	2,824	2,484	13.7%	628	592	6.1%
	Dollars	$1,367,203	$1,126,011	21.4%	$1,420,088	$1,277,645	11.1%	$283,377	$336,263	(15.7)%
	Avg. Price	$478,043	$499,561	(4.3)%	$502,864	$514,350	(2.2)%	$451,237	$568,012	(20.6)%
Consolidated Total
	Home	5,186	4,647	11.6%	5,348	4,878	9.6%	1,649	1,824	(9.6)%
	Dollars	$2,761,519	$2,509,134	10.1%	$2,875,488	$2,630,457	9.3%	$936,832	$1,060,614	(11.7)%
	Avg. Price	$532,495	$539,947	(1.4)%	$537,675	$539,249	(0.3)%	$568,121	$581,477	(2.3)%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	821	525	56.4%	803	595	35.0%	403	372	8.3%
(2) (3) (4) (5)	Dollars	$561,063	$357,456	57.0%	$528,612	$424,335	24.6%	$297,902	$255,639	16.5%
	Avg. Price	$683,390	$680,869	0.4%	$658,296	$713,168	(7.7)%	$739,211	$687,202	7.6%
Grand Total
	Home	6,007	5,172	16.1%	6,151	5,473	12.4%	2,052	2,196	(6.6)%
	Dollars	$3,322,582	$2,866,590	15.9%	$3,404,100	$3,054,792	11.4%	$1,234,734	$1,316,253	(6.2)%
	Avg. Price	$553,118	$554,252	(0.2)%	$553,422	$558,157	(0.8)%	$601,722	$599,387	0.4%

KSA JV Only
	Home	276	13	2,023.1%	50	2,176	(97.7)%	276	50	452.0%
	Dollars	$66,651	$2,022	3,196.3%	$10,416	$341,318	(96.9)%	$64,360	$8,124	692.2%
	Avg. Price	$241,489	$155,538	55.3%	$208,320	$156,856	32.8%	$233,188	$162,480	43.5%

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(4) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

14

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast
(Unconsolidated Joint Ventures)	Home	120	61	96.7%	76	99	(23.2)%	274	160	71.3%
(Excluding KSA JV)	Dollars	$83,856	$45,261	85.3%	$57,427	$78,491	(26.8)%	$212,370	$121,561	74.7%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$698,800	$741,984	(5.8)%	$755,618	$792,838	(4.7)%	$775,073	$759,756	2.0%
Southeast
(Unconsolidated Joint Ventures)	Home	77	49	57.1%	125	73	71.2%	118	186	(36.6)%
(FL, GA, SC)	Dollars	$47,829	$29,476	62.3%	$68,650	$52,360	31.1%	$80,492	$119,857	(32.8)%
	Avg. Price	$621,156	$601,551	3.3%	$549,200	$717,260	(23.4)%	$682,136	$644,392	5.9%
West
(Unconsolidated Joint Ventures)	Home	19	17	11.8%	34	24	41.7%	11	26	(57.7)%
(AZ, CA, TX)	Dollars	$8,405	$9,536	(11.9)%	$15,621	$13,153	18.8%	$5,040	$14,221	(64.6)%
	Avg. Price	$442,368	$560,941	(21.1)%	$459,441	$548,042	(16.2)%	$458,182	$546,962	(16.2)%
Unconsolidated Joint Ventures (2)
(Excluding KSA JV)	Home	216	127	70.1%	235	196	19.9%	403	372	8.3%
	Dollars	$140,090	$84,273	66.2%	$141,698	$144,004	(1.6)%	$297,902	$255,639	16.5%
	Avg. Price	$648,565	$663,567	(2.3)%	$602,970	$734,714	(17.9)%	$739,211	$687,202	7.6%

KSA JV Only
	Home	68	1	6,700.0%	3	2,176	(99.9)%	276	50	452.0%
	Dollars	$17,341	$147	11,696.6%	$429	$341,318	(99.9)%	$64,360	$8,124	692.2%
	Avg. Price	$255,015	$147,000	73.5%	$143,000	$156,856	(8.8)%	$233,188	$162,480	43.5%

Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

15

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3) (4)
(Unconsolidated Joint Ventures)	Home	473	234	102.1%	357	306	16.7%	274	160	71.3%
(Excluding KSA JV)	Dollars	$361,468	$178,235	102.8%	$266,566	$229,747	16.0%	$212,370	$121,561	74.7%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$764,203	$761,688	0.3%	$746,683	$750,807	(0.5)%	$775,073	$759,756	2.0%
Southeast (4)
(Unconsolidated Joint Ventures)	Home	257	219	17.4%	340	221	53.8%	118	186	(36.6)%
(FL, GA, SC)	Dollars	$156,234	$139,492	12.0%	$209,504	$158,014	32.6%	$80,492	$119,857	(32.8)%
	Avg. Price	$607,914	$636,950	(4.6)%	$616,188	$714,995	(13.8)%	$682,136	$644,392	5.9%
West (4)
(Unconsolidated Joint Ventures)	Home	91	72	26.4%	106	68	55.9%	11	26	(57.7)%
(AZ, CA, TX)	Dollars	$43,361	$39,729	9.1%	$52,542	$36,574	43.7%	$5,040	$14,221	(64.6)%
	Avg. Price	$476,495	$551,792	(13.6)%	$495,679	$537,853	(7.8)%	$458,182	$546,962	(16.2)%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4) (5)	Home	821	525	56.4%	803	595	35.0%	403	372	8.3%
	Dollars	$561,063	$357,456	57.0%	$528,612	$424,335	24.6%	$297,902	$255,639	16.5%
	Avg. Price	$683,390	$680,869	0.4%	$658,296	$713,168	(7.7)%	$739,211	$687,202	7.6%

KSA JV Only
	Home	276	13	2,023.1%	50	2,176	(97.7)%	276	50	452.0%
	Dollars	$66,651	$2,022	3,196.3%	$10,416	$341,318	(96.9)%	$64,360	$8,124	692.2%
	Avg. Price	$241,489	$155,538	55.3%	$208,320	$156,856	32.8%	$233,188	$162,480	43.5%

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(4) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.